                                                                  Exhibit 99(a)

PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                              CNB BANCSHARES, INC.

                                 April 13, 1998

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF CNB BANCSHARES, INC.

  The undersigned shareholder of CNB Bancshares, Inc., an Indiana corporation ("CNB"), hereby appoints H. Lee Cooper, James J. Giancola, David L. Knapp and John R. Spruill, and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of Common Stock of CNB which the undersigned is entitled to vote at the Special Meeting of Shareholders of CNB (the "Special Meeting") to be held at CNB's executive offices, 20 N.W. Third Street, Evansville, Indiana, 47739 on April 13, 1998, at 10:00 a.m., local time, and at any adjournment or adjournments thereof, with all powers the undersigned would possess if personally present, on the following:

  Proposal to adopt and approve an Agreement and Plan of Merger, dated October 14, 1997, by and between CNB Bancshares, Inc., an Indiana corporation ("CNB"), and Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), providing for the merger of Pinnacle with and into CNB.

                     [_] FOR   [_] AGAINST   [_] ABSTAIN

  Proposal to permit the Special Meeting to be adjourned or postponed, in the discretion of the proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

                     [_] FOR   [_] AGAINST   [_] ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the Special Meeting and the Joint Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

Dated _____________ , 1998.         SIGN HERE:

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                                    Please insert date of signing. Sign ex-
                                    actly as name appears at left. Where stock is issued in two or more names, all should sign. If signing as attorney, administra-tor, executor, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix seal.